UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

Mercer International Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders on June 3, 2016. At this meeting, shareholders were requested to: (1) elect a board of directors; (2) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016; and (3) approve, on a non-binding advisory basis, the Company’s executive compensation, all of which were described in more detail in the Company’s 2016 Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 15, 2016. The results of voting on the matters submitted to the Company’s shareholders are as follows:

Proposal 1:     Election of Directors.

All of the eight nominees for the Company’s board of directors were elected, and the voting results are set forth below:

	For	Withheld	Broker Non-Votes
Jimmy S.H. Lee	52,872,071	402,182	4,894,990
David M. Gandossi	53,058,774	215,479	4,894,990
William D. McCartney	53,047,714	226,539	4,894,990
Eric Lauritzen	53,055,797	218,456	4,894,990
Graeme A. Witts	53,056,003	218,250	4,894,990
Bernard Picchi	53,057,270	216,983	4,894,990
James Shepherd	53,056,079	218,174	4,894,990
R. Keith Purchase	53,060,778	213,475	4,894,990
Nancy Orr	53,052,713	221,540	4,894,990

Proposal 2:     Ratification of Selection of Independent Registered Public Accounting Firm.

The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016 ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
58,137,261	17,142	14,840	0

Proposal 3:     Advisory Vote on Executive Compensation.

The non-binding resolution approving the Company’s executive compensation was approved, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
53,016,671	132,931	124,651	4,894,990

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Executive Officer and President

Date: June 3, 2016